UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Akcea Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38137	47-2608175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway Suite 100 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.	Election of Director.

(d)

On June 1, 2018, the Board of Directors of Akcea Therapeutics, Inc. (the “Company”) elected Richard A. Moscicki, M.D. as a member of the Company’s Board of Directors, effective immediately. Dr. Moscicki was also appointed as a member of the Nominating, Governance and Review Committee of the Company’s Board of Directors, effective immediately.

There are no arrangements or understandings between Dr. Moscicki and any other persons pursuant to which Dr. Moscicki was appointed as a director of the Company.

Dr. Moscicki will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on April 20, 2018.

In addition, Dr. Moscicki will enter into the Company’s standard form of indemnity agreement, the form of which has been filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on April 10, 2017.

A copy of the press release announcing his appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: June 5, 2018	By:	/s/ Paula Soteropoulos
Paula Soteropoulos
Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated June 5, 2018.